Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-186797, 333-115378, 333-115379 and 333-115380) of Tyson Foods, Inc. of our report dated November 23, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Fayetteville, AR

November 23, 2015